Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q2 2018 RESULTS AND ANNOUNCES QUARTERLY DIVIDEND

Phoenix, AZ – July 26, 2018 – Mobile Mini, Inc. (NASDAQ GS: MINI) (the “Company” or “Mobile Mini”), the world’s leading supplier of portable storage solutions and a leading provider of tank and pump solutions in the United States, today reported actual and adjusted financial results for the quarter ended June 30, 2018. Total revenues were $142.0 million and rental revenues were $132.9 million, as compared to $126.7 million and $117.9 million, respectively, for the same period last year.

Rental revenues for the Storage Solutions and Tank & Pump Solutions businesses for the current quarter were $105.8 million and $27.1 million, respectively, compared to $95.5 million and $22.4 million, respectively, for the same period last year.

The Company recorded net income of $15.0 million, or $0.33 per diluted share, in the second quarter of 2018, as compared to net income of $8.8 million, or $0.20 per diluted share, for the second quarter of 2017. On an adjusted basis, second quarter net income was $15.9 million, or $0.35 per diluted share, as compared to adjusted net income of $10.4 million, or $0.24 per diluted share, for the second quarter of 2017. Adjusted EBITDA was $50.0 million and adjusted EBITDA margin was 35.2% for the second quarter of 2018.

Dividend

The Company’s Board of Directors declared a cash dividend of 25.0 cents per share, which will be paid on August 29, 2018 to shareholders of record on August 15, 2018.

Second Quarter 2018 Highlights

●	Continued strong rental revenue growth in Tank & Pump Solutions with a 21.2% year-over-year increase.

●	Delivered robust Storage Solutions rental revenue year-over-year growth of 10.8%, 9.5% when adjusted for favorable currency fluctuations.

●

Drove average original equipment cost utilization for Tank & Pump Solutions to 74.2% for the quarter, up 970 basis points compared to the prior-year quarter, with the most fleet on rent since the acquisition of this business in 2014.

●	Increased total Storage Solutions average units on rent by 3.7% year-over-year, with average utilization of 70.6%, up 120 basis from the prior-year quarter.

●	Raised Storage Solutions rental rates by 2.4% year-over-year, with rates on new rentals up 1.9%.

●	Achieved adjusted EBITDA growth of 19.1%, compared to the prior-year quarter, 18.1% in constant currency.

●	Generated strong net cash from operating activities of $35.0 million and free cash flow of $11.7 million.

CEO Comments

Erik Olsson, Mobile Mini’s President and Chief Executive Officer, remarked, “We continue to drive exceptional year-over-year rental revenue growth, achieving a very strong 12.8% increase during the second quarter. Our Tank & Pump Solutions business recorded the highest quarterly revenue since we acquired the business in 2014, with year-over-year organic growth exceeding 20%. We expect Tank & Pump Solutions to continue to deliver robust year-over-year growth for the remainder of this year as we gain traction on the new agreements signed in the fourth quarter of 2017 and first quarter of 2018. Our Storage Solutions segment also generated strong second quarter results, with year-over-year organic rental revenue growth of nearly 11%. The robust top-line growth of our consolidated business resulted in a 19.1% year-over-year increase in adjusted EBITDA.”

Mr. Olsson continued, “We believe that the end market demand for Tank & Pump has normalized and the current level of activity within this segment will continue. As we noted last quarter, we are uniquely positioned to drive growth in excess of the market amongst both large and small customers in this business. Our storage business is also very healthy and our pipeline looks robust. The current performance and pipeline reinforces our outlook for revenue increases in excess of our evergreen model, leading to continued strong increases in adjusted EBITDA and healthy free cash flow generation.”

Subsequent Event

Consistent with Mobile Mini’s strategy to focus on high returning assets and continuous improvements in efficiency, the Company engaged in an organization-wide project to assess the economic and operational status of its fleet and other assets as well as an in depth analysis of its fleet management process to identify inefficiencies. The task encompassed an intensive review of underperforming assets throughout North America and the United Kingdom using the Company’s recently implemented enterprise resource planning software and sophisticated work order system that allows specific identification of the status of each unit and facilitates deeper analysis of repair and maintenance costs. The review resulted in the identification of certain assets for which management determined it does not make economic sense to repair and retain.

In July 2018 management presented its proposed plan of sale for identified assets to the Board of Directors, and on July 24, the Board of Directors made the strategic decision to approve the plan and authorized management to begin actively marketing the assets for sale. As a result, the Company expects to place these assets as available for sale, mostly for scrap value, and to recognize a non-cash loss of $100 million in the third quarter of 2018, net of expected cash proceeds received.

The assets to be disposed of have not generated meaningful revenue over the last several years and therefore we do not believe that the asset disposal will affect the Company’s ability to generate revenue or to meet customer demand. Consequently, this project is not expected to affect the Company’s capital expenditures, nor will it negatively affect liquidity or free cash flow.

As a result of this project several yards will be exited, headcount will be reduced and other efficiencies have been identified. In total, when the changes have been fully implemented, the Company expects $5 million to $7 million in annual operational savings, along with approximately $4 million of reduced depreciation expense.

Conference Call

Mobile Mini will host a conference call today, Thursday, July 26 at 12 noon ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation that will accompany the call will be posted at www.mobilemini.com on the Investor Relations section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

About Mobile Mini, Inc.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total rental fleet of approximately 216,200 storage solutions containers and office units and a leading provider of tank and pump solutions in the U.S., with a rental fleet of approximately 12,600 units. Mobile Mini’s network is comprised of 155 locations in the U.S., U.K., and Canada. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

Forward-Looking Statements

This news release contains forward-looking statements, including, but not limited to, expected annual savings from the asset disposal, the continued growth of adjusted EBITDA, free cash flow, the level of activity of our Tank & Pump Solutions business, our ability to generate revenue or to meet customer demand and continue to have a healthy pipeline, all of which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Van Welch, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Fred Buonocore (212) 836-9607
Mobile Mini, Inc.		Kevin Towle (212) 836-9620
(602) 308-3879 www.mobilemini.com

(See accompanying tables)

Mobile Mini, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended June 30, 2018			Three Months Ended June 30, 2017
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)
Revenues:
Rental	$132,887	$—	$132,887	$117,851	$—	$117,851
Sales	8,881	—	8,881	8,401	—	8,401
Other	231	—	231	438	—	438

Total revenues	141,999	—	141,999	126,690	—	126,690

Costs and expenses:
Rental, selling and general expenses	89,271	—	89,271	82,850	(2,056)	80,794
Cost of sales	5,764	—	5,764	5,408	—	5,408
Restructuring expenses	1,195	(1,195)	—	538	(538)	—
Depreciation and amortization	17,192	—	17,192	15,742	—	15,742

Total costs and expenses	113,422	(1,195)	112,227	104,538	(2,594)	101,944

Income from operations	28,577	1,195	29,772	22,152	2,594	24,746
Other income (expense):
Interest income	—	—	—	16	—	16
Interest expense	(10,093)	—	(10,093)	(8,807)	—	(8,807)
Foreign currency exchange	(21)	—	(21)	(18)	—	(18)

Income before income tax provision	18,463	1,195	19,658	13,343	2,594	15,937
Income tax provision	3,463	300	3,763	4,566	994	5,560

Net income	$15,000	$895	$15,895	$8,777	$1,600	$10,377

EBITDA/Adjusted EBITDA	$45,748		$49,987	$37,892		$41,960
EBITDA/Adjusted EBITDA as a percentage of total revenues	32.2%		35.2%	29.9%		33.1%

Earnings per share:
Basic	$0.34		$0.36	$0.20		$0.24
Diluted	0.33		0.35	0.20		0.24

Weighted average number of common and common share equivalents outstanding:
Basic	44,287		44,287	43,944		43,944
Diluted	45,091		45,091	44,025		44,025

(1)	Adjusted column for the three months ended June 30, 2018 excludes costs of $1.2 million related to restructuring that management believes are not indicative of our business, along with the related tax effects. Adjusted figures are a non-GAAP (defined herein) presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release.

(2)	Adjusted column for the three months ended June 30, 2017 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the three-month period ended June 30, 2017 include the following, along with the related tax effects:
•	Reduction of $2.1 million in rental, selling and general expenses to exclude costs related to severance in conjunction with the departure of an executive.
•	Exclusion of costs of $0.5 million related to the restructuring of our business operations.

Mobile Mini, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(in thousands, except percentages and per share data)

	Six Months Ended June 30, 2018			Six Months Ended June 30, 2017
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)
Revenues:
Rental	$265,225	$—	$265,225	$232,593	$—	$232,593
Sales	16,984	—	16,984	16,379	—	16,379
Other	444	—	444	1,245	—	1,245

Total revenues	282,653	—	282,653	250,217	—	250,217

Costs and expenses:
Rental, selling and general expenses	178,269	—	178,269	161,209	(2,386)	158,823
Cost of sales	11,155	—	11,155	10,520	—	10,520
Restructuring expenses	1,306	(1,306)	—	1,437	(1,437)	—
Depreciation and amortization	34,015	—	34,015	31,006	—	31,006

Total costs and expenses	224,745	(1,306)	223,439	204,172	(3,823)	200,349

Income from operations	57,908	1,306	59,214	46,045	3,823	49,868

Other income (expense):
Interest income	6	—	6	16	—	16
Interest expense	(19,692)	—	(19,692)	(17,209)	—	(17,209)
Foreign currency exchange	45	—	45	(27)	—	(27)

Income before income tax provision	38,267	1,306	39,573	28,825	3,823	32,648

Income tax provision	8,412	328	8,740	9,896	1,450	11,346

Net income	$29,855	$978	$30,833	$18,929	$2,373	$21,302

EBITDA/Adjusted EBITDA	$91,974		$98,553	$77,040		$83,648
EBITDA/Adjusted EBITDA as a percentage of total revenues	32.5%		34.9%	30.8%		33.4%

Earnings per share:
Basic	$0.67		$0.70	$0.43		$0.48
Diluted	0.66		0.69	0.43		0.48

Weighted average number of common and common share equivalents outstanding:
Basic	44,251		44,251	44,026		44,026
Diluted	44,967		44,967	44,183		44,183

(1)	Adjusted column for the six months ended June 30, 2018 excludes costs of $1.3 million related to restructuring that management believes are not indicative of our business, along with the related tax effects. Adjusted figures are a non-GAAP (defined herein) presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release.

(2)	Adjusted column for the six months ended June 30, 2017 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the six-month period ended June 30, 2017 include the following, along with the related tax effects:
•	Reduction of $0.1 million in rental, selling and general expenses to exclude acquisition-related expenses.
•	Reduction of $2.3 million in rental, selling and general expenses to exclude costs related to severance and transition in conjunction with the departure of executives.
•	Exclusion of costs of $1.4 million related to the restructuring of our business operations.

Mobile Mini, Inc.

Operating Data

(Unaudited)

	2018	2017
As of June 30:
Stand-alone Storage Solutions locations	118	123
Stand-alone Tank & Pump Solutions locations	19	18
Combined Storage Solutions and Tank & Pump Solutions locations	18	15
Storage Solutions rental fleet units	216,200	211,900
Tank & Pump Solutions rental fleet units	12,600	12,000

Average utilization—Three months ended June 30:
Storage Solutions—utilization based on number of units	70.6%	69.4%
Tank & Pump Solutions—utilization based on original equipment cost	74.2%	64.5%

Average utilization—Six months ended June 30:
Storage Solutions—utilization based on number of units	70.6%	69.2%
Tank & Pump Solutions—utilization based on original equipment cost	73.9%	63.2%

Mobile Mini, Inc.

Business Segment Information—Adjusted (1)

(Unaudited)

(in thousands, except percentages)

	Three Months Ended June 30, 2018			Three Months Ended June 30, 2017
	Storage Solutions	Tank & Pump Solutions	Total	Storage Solutions	Tank & Pump Solutions	Total

Revenues:
Rental	$105,790	$27,097	$132,887	$95,486	$22,365	$117,851
Sales	7,350	1,531	8,881	7,156	1,245	8,401
Other	190	41	231	344	94	438

Total revenues	113,330	28,669	141,999	102,986	23,704	126,690

Costs and expenses:
Rental, selling and general expenses	70,303	18,968	89,271	64,075	16,719	80,794
Cost of sales	4,900	864	5,764	4,730	678	5,408
Depreciation and amortization	10,908	6,284	17,192	9,477	6,265	15,742

Total costs and expenses	86,111	26,116	112,227	78,282	23,662	101,944

Income from operations	$27,219	$2,553	$29,772	$24,704	$42	$24,746

Adjusted EBITDA	$41,043	$8,944	$49,987	$35,589	$6,371	$41,960
Adjusted EBITDA Margin	36.2%	31.2%	35.2%	34.6%	26.9%	33.1%

	Six Months Ended June 30, 2018			Six Months Ended June 30, 2017
	Storage Solutions	Tank & Pump Solutions	Total	Storage Solutions	Tank & Pump Solutions	Total

Revenues:
Rental	$212,654	$52,571	$265,225	$189,292	$43,301	$232,593
Sales	14,089	2,895	16,984	14,020	2,359	16,379
Other	359	85	444	1,017	228	1,245

Total revenues	227,102	55,551	282,653	204,329	45,888	250,217

Costs and expenses:
Rental, selling and general expenses	141,127	37,142	178,269	125,970	32,853	158,823
Cost of sales	9,469	1,686	11,155	9,331	1,189	10,520
Depreciation and amortization	21,640	12,375	34,015	18,660	12,346	31,006

Total costs and expenses	172,236	51,203	223,439	153,961	46,388	200,349

Income (loss) from operations	$54,866	$4,348	$59,214	$50,368	$(500)	$49,868

Adjusted EBITDA	$81,624	$16,929	$98,553	$71,681	$11,967	$83,648
Adjusted EBITDA Margin	35.9%	30.5%	34.9%	35.1%	26.1%	33.4%

(1)	These tables present results by major business segment adjusted to exclude certain transactions that management believes are not indicative of our business. See additional information regarding non-GAAP financial information following in this earnings release.

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2018	December 31, 2017
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$4,032	$13,451
Receivables, net	112,267	111,562
Inventories	16,402	15,671
Rental fleet, net	1,003,276	989,154
Property, plant and equipment, net	156,675	157,304
Other assets	14,923	15,334
Intangibles, net	58,784	62,024
Goodwill	707,462	708,907

Total assets	$2,073,821	$2,073,407

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$29,708	$26,955
Accrued liabilities	72,988	78,084
Lines of credit	617,655	634,285
Obligations under capital leases	55,138	52,791
Senior notes, net	246,169	245,850
Deferred income taxes	179,690	173,754

Total liabilities	1,201,348	1,211,719

Stockholders’ equity:
Common stock	500	497
Additional paid-in capital	613,496	605,369
Retained earnings	470,874	463,322
Accumulated other comprehensive loss	(64,691)	(60,334)
Treasury stock	(147,706)	(147,166)

Total stockholders’ equity	872,473	861,688

Total liabilities and stockholders’ equity	$2,073,821	$2,073,407

Mobile Mini, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net income	$29,855	$18,929
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	1,966	2,202
Amortization of deferred financing costs	1,030	1,030
Amortization of long-term liabilities	72	65
Share-based compensation expense	5,636	3,820
Depreciation and amortization	34,015	31,006
Gain on sale of rental fleet	(3,260)	(2,826)
Loss on disposal of property, plant and equipment	477	282
Deferred income taxes	7,253	9,151
Foreign currency exchange	(45)	27
Changes in certain assets and liabilities, net of effect of businesses acquired	(7,047)	(465)

Net cash provided by operating activities	69,952	63,221

Cash flows from investing activities:
Additions to rental fleet, excluding acquisitions	(38,476)	(23,027)
Proceeds from sale of rental fleet	7,677	6,283
Additions to property, plant and equipment, excluding acquisitions	(9,081)	(8,707)
Proceeds from sale of property, plant and equipment	467	768

Net cash used in investing activities	(39,413)	(24,683)

Cash flows from financing activities:
Net repayments under lines of credit	(16,630)	(3,509)
Deferred financing costs	—	(12)
Principal payments on capital lease obligations	(4,103)	(3,736)
Issuance of common stock	2,494	1,640
Dividend payments	(22,120)	(20,119)
Purchase of treasury stock	(540)	(7,984)

Net cash used in financing activities	(40,899)	(33,720)

Effect of exchange rate changes on cash	941	319

Net change in cash	(9,419)	5,137

Cash and cash equivalents at beginning of period	13,451	4,137

Cash and cash equivalents at end of period	$4,032	$9,274

Equipment and other acquired through capital lease obligations	$6,450	$2,333
Capital expenditures accrued or payable	7,190	8,268

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses in this press release certain non-GAAP financial information. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and constant currency financial information are non-GAAP financial measures as defined by SEC rules. This non-GAAP financial information may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements are furnished earlier in this release and as follows:

Mobile Mini, Inc.

Adjusted EBITDA GAAP Reconciliations

(Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$15,000	$8,777	$29,855	$18,929
Interest expense	10,093	8,807	19,692	17,209
Income tax provision	3,463	4,566	8,412	9,896
Depreciation and amortization	17,192	15,742	34,015	31,006

EBITDA	45,748	37,892	91,974	77,040
Share-based compensation expense	3,044	1,474	5,273	2,785
Restructuring expenses	1,195	538	1,306	1,437
Acquisition-related expenses	—	9	—	97
Other	—	2,047	—	2,289

Adjusted EBITDA	$49,987	$41,960	$98,553	$83,648

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$35,021	$30,498	$69,952	$63,221
Interest paid	5,829	4,516	18,177	18,187
Income and franchise taxes paid	1,287	1,100	1,407	1,100
Share-based compensation expense, including restructuring expense	(3,407)	(2,509)	(5,636)	(3,820)
Gain on sale of rental fleet	1,727	1,123	3,260	2,826
Loss on disposal of property, plant and equipment	(143)	(264)	(477)	(282)
Changes in certain assets and liabilities, net of effect of businesses acquired	5,434	3,428	5,291	(4,192)

EBITDA	$45,748	$37,892	$91,974	$77,040

Mobile Mini, Inc.

Free Cash Flow GAAP Reconciliation

(Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$35,021	$30,498	$69,952	$63,221

Additions to rental fleet, excluding acquisitions	(23,087)	(13,021)	(38,476)	(23,027)
Proceeds from sale of rental fleet	3,833	1,661	7,677	6,283
Additions to property, plant and equipment, excluding acquisitions	(4,329)	(4,959)	(9,081)	(8,707)
Proceeds from sale of property, plant and equipment	288	700	467	768

Net capital expenditures, excluding acquisitions	(23,295)	(15,619)	(39,413)	(24,683)

Free cash flow	$11,726	$14,879	$30,539	$38,538

Adjusted net income and adjusted diluted earnings per share. Adjusted net income and related earnings per share information exclude certain transactions that management believes are not indicative of our business. We believe that the inclusion of this non-GAAP presentation makes it easier to compare our financial performance across reporting periods on a consistent basis.

EBITDA and adjusted EBITDA. EBITDA is defined as net income before discontinued operations, net of tax (if applicable), interest expense, income taxes, depreciation and amortization, and debt restructuring or extinguishment expense (if applicable), including any write-off of deferred financing costs. Adjusted EBITDA further excludes certain non-cash expenses, including share-based compensation, as well as transactions that management believes are not indicative of our business. Because EBITDA and adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, they may not be comparable to similarly titled performance measures presented by other companies.

We present EBITDA and adjusted EBITDA because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and an overall evaluation of our financial condition. EBITDA and adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP.

EBITDA and adjusted EBITDA margins are calculated as EBITDA and adjusted EBITDA, respectively, divided by total revenues expressed as a percentage.

Free Cash Flow. Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions and certain transactions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable financial measure prepared in accordance with GAAP. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in our existing business, debt service obligations, payment of authorized quarterly dividends, repurchase of our common stock and strategic small acquisitions.

Constant Currency. We calculate the effect of currency fluctuations on current periods by translating the results for our business in the U.K. during the current period using the average exchange rates from the comparative period. We present constant currency information to provide useful information to assess our underlying business excluding the effect of material foreign currency rate fluctuations. Calculated in constant currency, our rental revenues and adjusted EBITDA for the three months ended June 30, 2018 were $1.2 million and $0.4 million lower than when calculated in accordance with GAAP.